Exhibit 10.19

                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT ("Agreement") is made as of the 26th day of February, 2004, by and between INNOVATIVE SOFTWARE TECHNOLOGY, INC ("IST"), a California corporation, ENERGY PROFESSIONAL MARKETING GROUP, INC ("EPMG"), a Utah corporation which is a wholly owned subsidiary of IST, and JAMES R. GARN ("Garn') and ETHAN A WILLIS ("Willis")

                                    Recitals

      A. Garn and Willis formed EPMG in 1999;

      B. Subsequently, Garn and Willis entered into a Stock Purchase Agreement dated December 31, 2001, whereby IST acquired all of the capital stock of EPMG from Garn and Willis in exchange for voting stock of IST;

      C. Simultaneously with their sale of EPMG to IST, Garn and Willis entered into identical employment agreements with EPMG, which employment agreements were amended on July 15, 2002 (collectively, the "Employment Agreements");

      D. Garn and Willis have since asserted a number of breach of contract claims against IST, many of which are based on IST's representations to Garn and Willis;

      E. Garn and Willis have also asserted that the Employment Agreements are void and are not enforceable under Utah law, and

      F. Garn and Willis have agreed to waive, release and compromise their breach of contract claims against IST with respect to the Stock Purchase Agreement in exchange for the cancellation by EPMG of, and IST's waiver of any rights it holds in the Employment Agreements.

      NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Exchange. IST, as parent of EPMG, hereby releases and disclaims any interest it has relating to the Employment Agreements and waives any claim it may have against EPMG, its officers or directors relating to EPMG's cancellation of the Employment Agreements as set forth herein. EPMG hereby cancels the Employment Agreements Each of Garn and Willis releases IST and EPMG and their respective officers and directors from any and all causes of action, judgments, executions, claims and demands, of every kind and nature whatsoever, based upon IST's alleged breaches of contract under the terms of the Stock Purchase Agreement.

      2. Effective Date. The foregoing exchange transaction is effective immediately upon the parties' execution of this Exchange Agreement and the delivery by each party of an executed copy of this Agreement to each other party.

      3. Further Assurances. Each party shall execute and deliver such documents as any other party shall reasonably deem necessary or appropriate to cause the parties to obtain the benefits contemplated by this Agreement

      4. Representations and Warranties of IST and EPMG. Each of IST and EPMG hereby represents and warrants to each of Garn and Willis that:


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

      (a) IST and EPMG have full legal authority to enter into this Agreement and upon execution and delivery hereof this Agreement will be a valid and binding obligation of IST and EPMG, enforceable against them in accordance of its terms.

      (b) IST and EPMG are not required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation and performance of the exchange contemplated hereby.

      (c) Neither the execution and delivery of this Agreement, nor the consummation or performance of the exchange contemplated hereby, will contravene, conflict with or result in a violation of any contract or organizational document applicable to IST.

      (d) Neither IST, EPMG nor their agents have incurred any obligation or liability, contingent or otherwise, for a brokerage or finders fee or agent's commission or other similar payment in connection with this Agreement for which Garn or Willis may be liable.

         5. Representations and Warranties of the Shareholders. Each of Garn and Willis hereby severally represents and warrants to IST that:

            (a) He has full legal authority to enter into this Agreement and upon execution and delivery hereof this Agreement will be his valid and binding obligation, enforceable against him in accordance of its terms.

            (b) He is not required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation and performance of the exchange contemplated hereby.


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

            (c) Neither the execution and delivery of this Agreement, nor the consummation or performance of the exchange contemplated hereby, will contravene, conflict with or result in a violation of any contract applicable to him.

            (d) Neither he nor any of his affiliates has incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or similar payments in connection with this Agreement for which IST may be liable.

      6. Notice. Any notice which is required or permitted to be given to any party to this Agreement shall be deemed to have been given only if such notice is reduced to writing and delivered, either personally or by a reputable courier, with return receipt delivered, to the appropriate party as set forth below

               Innovative Software Technology, Inc.
               204 N W Platte Valley Drive Riverside,
               MO 64150

               James R. Garn
               5072 North 300
               West Provo, UT 84604

               Ethan A. Willis
               5072 North 300
               West Provo, UT 84604

With a copy to J. Gordon Hansen
               Holme Roberts & Owen LLP
               299 South Main Street, Suite 1800
               Salt Lake City, UT 84111

      7     Miscellaneous Matters

            (a) This Agreement shall not be assigned by any party without the prior written consent of each other party.


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

                  (b) The Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

            (c) Should a default occur in the performance of any obligation set forth in this Agreement, the defaulting party shall pay to the other party, in addition to any damages which result from such default, the related costs and expenses, including reasonable attorneys' fees, incurred by the non-defaulting party in enforcing his or its rights hereunder.

            (d) This Agreement shall be construed in accordance with and governed by the internal laws of the State of Utah.

            (e) This Agreement constitutes the complete and entire statement of all terms, conditions and representations of the agreement between IST, on the one hand, and Garn and Willis on the other, with respect to its subject matter.

            (f) Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement upon the date first herein written.

Seller

ENERGY PROFESSIONAL
MARKETING GROUP, a Utah corporation


By     /s/ Ethan A. Willis
       -----------------------------
Name   Ethan A. Willis
Title  CEO

Seller

INNOVATIVE SOFTWARE
TECHNOLOGIES, INC., a
California corporation

By     /s/ Douglas Shane Hackett
       -----------------------------
Name   Douglas Shane Hackett
Title  President


       /s/ James R. Garn
       -----------------------------
       James R. Garn


       /s/ Ethan A. Willis
       -----------------------------
       Ethan A Willis


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